Exhibit 107
Calculation of Filing Fee Tables
424B2
(Form Type)
Truist Financial Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.071% Senior Notes due 2031	457(r) (1)	$1,250,000,000	100%	$1,250,000,000	$ 153.10 per $1,000,000	$191,375

Carry Forward Securities

Carry Forward Securities	Debt	Senior Debt Securities	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Debt	Subordinated Debt Securities	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Equity	Common Stock, par value $5.00 per share	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Equity	Preferred Stock	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Equity	Depositary Shares	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Other	Debt Warrants	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Other	Equity Warrants	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Other	Stock Purchase Contracts	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Other	Stock Purchase Units	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Other	Units	415(a)(6)	—		—			S-3	333-261845	01/13/2022	—

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$5,050,000,000		—			S-3	333-261845	01/13/2022	$351,480

	Total Offering Amounts					$1,250,000,000		$191,375

	Total Fees Previously Paid							—

	Total Fee Offsets							$84,205

	Net Fee Due							$107,170

Table of Contents
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Truist Financial Corporation	S-3	333-261845	12/22/2021		$84,205	Unallocated (Universal) Shelf	(2)	$550,000,000	$550,000,000

Fee Offset Sources	Truist Financial Corporation	S-3	333-261845		12/22/2021						$84,205

(1)
The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Act”). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement
No. 333-276600
filed on January 19, 2024.

(2)
The pricing supplement to which this Exhibit is attached is a final supplement and relates to the automatic shelf registration statement on Form
S-3
(File
No. 333-276600)
filed by the Registrant for the sale from time to time of an unlimited amount of the Registrant’s securities, which became effective on January 19, 2024 (the “Registration Statement”). The Registrant carried over $5,050,000,000 of unsold securities (the “unsold securities”) (and the associated $351,480 previously paid filing fee) that previously were registered by the Registrant on Form
S-3
(File
No. 333-261845),
initially filed with the Commission on December 22, 2021 and declared effective on January 13, 2022 (the “Prior Registration Statement”), for which the Registrant paid a registration fee of $1,741,980. Prior to the offering to which the pricing supplement relates, $4,500,000,000 of securities have been issued under the Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement was deemed terminated as of the date of effectiveness of the Registration Statement.